Exhibit 23.1

Consent of Independent Registered
Public Accounting Firm

Board of Directors
Kings Road Entertainment, Inc.
Beverly Hills, CA

Independent Auditors’ Consent

We consent to the incorporation by reference in this report on Form 10KSB with respect to our report dated August 22, 2008, on our audit of the financial statements of Kings Road Entertainment, Inc. for the year ended April 30, 2008 and to references to our firm included in this report on Form 10KSB.

/s/ Jaspers + Hall, PC

September 3, 2008
Denver, Colorado